EX-23.3.5

                                     CONSENT


TO:      The Securities and Exchange Commission
         Washington, D.C. 20549

         Above Average Investments, Ltd.
         Kelowna, BC, Canada V1Y 2E6

RE:      Above Average Investments, Ltd. Registration Statement


         I hereby consent to the use in this Post-effective Amendment No. 2 to Registration Statement No. 333-41672 of Above Average Investments, Ltd on Form SB-2 of my name as referenced in the "Management" section as a potential director of the successor registrant.


Sincerely,


/s/Gregory S. Schultz, Ph.D.
----------------------------
Gregory S. Schultz, Ph.D.